EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 33-51584), on Form S-8 (commission file No. 33-68890), on Form S-8 (commission file No. 333-28571), and on Form S-3 (commission file No. 333-15463) of our report dated February 17, 1998, with respect to the consolidated financial statements of Appliance Recycling Centers of America, Inc., incorporated by reference from the Annual Report to the Shareholders in the Company's Annual Report on Form 10-K for the year ended January 3, 1998.




                                                         McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
April 2, 1998